As filed with the Securities and Exchange Commission on June 26, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 26, 2024

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure

On June 26, 2024, B&G Foods issued a press release announcing our intention to offer, subject to market and other conditions, an additional $100.0 million aggregate principal amount of 8.000% senior secured notes due 2028 in a transaction exempt from registration under the Securities Act of 1933, as amended. The new senior secured notes will be guaranteed on a senior secured basis by certain domestic subsidiaries of B&G Foods.

The new senior secured notes will constitute an additional issuance of senior secured notes under the indenture, dated as of September 26, 2023, governing the previously issued 8.000% senior secured notes due 2028.

We intend to use the proceeds of the offering to repay a portion of our revolving credit loans under our senior secured credit agreement and pay related fees and expenses. However, we cannot assure you that the offering of the notes will be completed as described herein or at all.

On June 26, 2024, B&G Foods will be making a slide presentation to prospective investors in connection with the offering.

The offering of the senior secured notes and the related guarantees has not been registered under the Securities Act or the securities laws of any other jurisdiction and the senior secured notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This current report is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy the new senior secured notes and the related guarantees, nor shall there be any sale of the new senior secured notes and the related guarantees in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the press release announcing the offering, which is attached to this report as Exhibit 99.1, and a copy of the slide presentation, which is attached to this report as Exhibit 99.2, are incorporated by reference herein and are furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

99.1	Press Release dated June 26, 2024, furnished pursuant to Item 7.01

99.2	Investor Presentation dated June 26, 2024, furnished pursuant to Item 7.01

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: June 26, 2024	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President, General Counsel and Secretary